UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

______________________________
Date of report (Date of earliest event reported): April 24, 2006

BRIDGE STREET FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50105 (Commission File Number)	13-4217332 (IRS Employer Identification No.)

300 State Route 104
Oswego, New York 13126
(Address of principal executive offices) (Zip Code)

(315) 343-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Alliance Financial Corporation, the holding company for Alliance Bank (“Alliance,” Nasdaq: ALNC), and Bridge Street Financial, Inc. (“Bridge Street,” Nasdaq: OCNB) jointly announced on April 24, 2006 the execution of a definitive agreement in which Alliance, headquartered in Syracuse, New York, will acquire Bridge Street in an exchange of cash and stock. Bridge Street, headquartered in Oswego, New York, operates Oswego County National Bank, a national banking association with 7 offices in Brewerton, Fulton, Liverpool, North Syracuse, Oswego and Pulaski, New York.

The transaction, approved by the directors of both companies, is valued at approximately $55 million. Under the terms of the agreement, shareholders of Bridge Street will be entitled to receive either cash or shares of Alliance common stock, subject to election and allocation procedures which are intended to ensure that, in aggregate, 25% of the shares of Bridge Street are converted into the right to receive cash of $23.06 per share and that 75% are converted into the right to receive a fixed exchange of 0.7547 shares of Alliance common stock for each share of Bridge Street. Bridge Street stock options will be cashed out for the in-the-money value of such options.

Consummation of the merger is subject to a number of customary conditions, including, but not limited to (i) the approval of the Agreement by both companies’ shareholders and (ii) the receipt of regulatory approvals from the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of New York.

For additional information, reference is made to the press release dated April 24, 2006, which is included as Exhibit 99.1 and is incorporated herein by reference, and the other exhibit filed herewith.

Item 8.01 Other Events.

Due to the proposed merger described in Item 1.01, Bridge Street’s Annual Meeting of Stockholders has been postponed in order to allow Bridge Street to combine its Annual Meeting with the special meeting of Bridge Street shareholders required to vote on the proposed merger with Alliance. It is currently anticipated that this special meeting will occur during the third quarter of 2006.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger between Alliance and Bridge Street, dated as of April 23, 2006
99.1	Press Release dated April 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE STREET FINANCIAL, INC.

By:  /s/ Eugene R. Sunderhaft
Name: Eugene R. Sunderhaft
Title: Senior Vice President and Chief Financial Officer

Date: April 24, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger between Alliance and Bridge Street, dated as of April 23, 2006
99.1	Press Release dated April 24, 2006